Exhibit 77(i)

and

Exhibit 77(Q)(1)(a)

Item 77(i): Terms of new or amended securities

AMENDMENT TO REGISTRANT'S ARTICLES OF INCORPORATION

In response to Sub-Item 77I, Articles Supplementary to the Articles of Incorporation dated as of October 23, 2008 (the “Supplement”) of the Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc. (the “Registrant”), the Supplements authorized an additional 500,000,000 Class A shares, which increased the total number of shares of all classes from 700,000,000 shares of capital stock, par value $.001 per share to 1,200,000,000, shares of capital stock, par value $.001 per share effective November 3, 2008.

The Supplement is hereby attached below.

ARTICLES SUPPLEMENTARY
TO
ARTICLES OF INCORPORATION
OF
LORD ABBETT U.S. GOVERNMENT & GOVERNMENT SPONSORED ENTERPRISES MONEY MARKET FUND, INC.

LORD ABBETT U.S. GOVERNMENT & GOVERNMENT SPONSORED ENTERPRISES MONEY MARKET FUND, INC., a Maryland corporation having its principal office c/o The Prentice Hall Corporation System, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202, (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Corporation presently has authority to issue 1,500,000,000 shares of capital stock, of the par value $.001 each, having an aggregate par value of $1,500,000.  The Board of Directors has previously classified and designated 700,000,000 authorized shares as Class A shares, 400,000,000 authorized shares as Class B shares, 300,000,000 authorized shares as Class C shares, and 100,000,000 as Class I shares.  The number of shares of capital stock which the Corporation shall have authority to issue is hereby increased to 2,000,000,000, of the par value $.001 each, having an aggregate par value of $2,000,000.

SECOND:  Pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors hereby classifies and reclassifies the 500,000,000 newly authorized but unissued shares, as follows: 500,000,000 shares to Class A resulting in a total of 1,200,000,000 authorized Class A shares.

THIRD:  Subject to the power of the Board of Directors to classify and reclassify unissued shares, all shares of the Corporation hereby classified or reclassified as specified in Article Second above shall be invested in the same investment portfolio of the Corporation as shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles of Incorporation of the Corporation (hereafter called the "Articles") and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally.

FOURTH:  The Corporation is registered as an open-end company under the Investment Company Act of 1940.  The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with § 2-105(c) of Title 2 of the Corporations and Associations Law of the State of Maryland.  The shares of stock of the Corporation hereby classified or reclassified as specified in Article Second above have been duly classified by the Board of Directors under the authority contained in the Articles.

FIFTH:  Pursuant to § 2-208.1(d)(2) of Title 2 of the Corporations and Associations Law of the State of Maryland, the articles supplementary to the Articles set forth herein shall become effective on November 3, 2008.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on October 23, 2008.

LORD ABBETT U.S GOVERNMENT & GOVERNMENT SPONSORED ENTERPRISES MONEY MARKET FUND, INC.

By:  /s/ Lawrence H. Kaplan
 Lawrence H. Kaplan
 Vice President & Secretary

WITNESS:

/s/ Thomas R. Phillips
Thomas R. Phillips
Vice President and Assistant Secretary

THE UNDERSIGNED, Vice President and Secretary of LORD ABBETT U.S. GOVERNMENT & GOVERNMENT SPONSORED ENTERPRISES MONEY MARKET FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President & Secretary